Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made as of November 15, 2021 (the “Effective Date”) between Gemini Therapeutics, Inc., a Delaware corporation (the “Company”), and Dr. Georges Gemayel (the “Executive”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
Employment.
(a)
Term. The Company shall employ the Executive and the Executive shall be employed by the Company on a part-time basis and in the capacity set forth in this Agreement commencing as of the Effective Date and continuing until such employment is terminated in accordance with the provisions hereof (the “Term”). The Executive’s employment with the Company shall be “at will,” meaning that the Executive’s employment may be terminated by the Company or the Executive at any time and for any reason subject to the terms of this Agreement.
(b)
Position and Duties. During the Term, the Executive shall serve as the Executive Chair of the Board of Directors of the Company and shall have such powers and duties as may from time to time be prescribed by the Board of Directors of the Company (the “Board”). The Executive shall be a part-time employee of the Company and it is anticipated that the Executive shall devote on average two and one-half (2.5) days per week of working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, the Executive may serve on other boards of directors, with the approval of the Board of Directors of the Company (the “Board”) or a committee of the Board, as long as such services and activities are disclosed to the Board and do not interfere with the Executive’s performance of his duties to the Company.
2.
Compensation and Related Matters.
(a)
Base Salary. During the Term, Executive shall no longer receive cash compensation in the form of director’s fees. Instead, the Company will pay the Executive a base salary at the rate of $300,000 per year, less applicable deductions and withholdings (the “Base Salary”). The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for senior executives.
(b)
Cash Incentive Compensation. During the Term, the Executive shall be eligible to receive cash incentive compensation as determined by the Board from time to time. To earn incentive compensation, the Executive must be employed by the Company on the day such incentive compensation is paid.
(c)
Equity Compensation. Subject to final approval by the Board, the Company will grant to the Executive following the Effective Date, the following equity awards:
(i)
One-time 2021 Supplemental Equity Award: An option to purchase 23,514 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), which shall be subject to vesting as follows: 100% of such grant shall vest on August 5, 2022 so long as the Executive continues to have a service relationship with the Company on such vesting date.
(ii)
2021 Annual Award: An option to purchase 17,245 shares of the Company’s Common Stock, which shall be subject to vesting as follows: 100% shall vest on the earlier of the one-year anniversary of the grant date and the Company’s next annual meeting of stockholders, subject to the Executive’s continued service relationship with the Company through such vesting date.
(iii)
One-Time 2022 Equity Award: On January 3, 2022, the Company shall grant the Executive an option to purchase 793,274 shares of Common Stock, which shall be subject to vesting as follows: 50% of such grant shall vest on August 5, 2022 and the remaining 50% shall vest on August 5, 2023; provided, however, that in the event of a Sale Event (as defined in the Company’s 2021 Stock Option and Incentive Plan, the “Plan”), then all unvested shares underlying such grant shall vest in full upon the consummation of such Sale Event, in each case, provided that the Executive continues to have a service relationship with the Company on each such vesting date or the consummation of such Sale Event, as applicable.
(iv)
Annual Equity Award: Beginning in 2022, the Company shall grant the Executive an annual option to purchase such number of shares of Common Stock equal to 0.16% of the then issued and outstanding shares of the Company, which shall be subject to vesting as follows: 100% shall vest on the earlier of the one-year anniversary of the grant date and the Company’s next annual meeting of stockholders, subject to the Executive’s continued service relationship with the Company through such vesting date.
(v)
All such equity awards as described in this Section 2(c) shall be subject to the terms and conditions of the Plan and the equity award agreements between the Executive and the Company (the “Equity Documents”).
(d)
Sign-On Bonus. The Executive shall be paid a signing bonus equal to $63,300, less applicable deductions and withholdings.
(e)
Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its senior executives.
(f)
Employee Benefits. During the Term, the Executive shall be eligible to participate in or receive benefits under the Company’s policies and employee benefit plans in effect from time to time, subject to the terms of such policies and plans and to the Company’s ability to amend, modify, replace or terminate such policies and plans.
(g)
Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.
3.
At-will Employment. At all times the Executive’s employment is “at will,” meaning that the Company or the Executive may terminate it at any time for any or no reason, with or without reason or advance notice. The Executive’s last day of employment is referred to herein as the “Date of Termination.” In the event of the ending of the Executive’s employment for any reason, the Company shall pay the Executive (i) any Base Salary earned through the Date of Termination and unpaid expense reimbursements (subject to, and in accordance with, Section 2(e) of this Agreement) on or before the time required by law but in no event more than 30 days after the Date of Termination, and (ii) any vested benefits the Executive may have under any employee benefit plan of the Company through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (the “Accrued Obligations”). Other than the Accrued Obligations, the Executive will not be entitled to any compensation from the Company in connection with the ending of the Executive’s employment.
4.
Proprietary Information and Restricted Activities. The Executive will be required to sign, as a condition of the Executive’s employment, the Employee Confidentiality, Assignment and Nonsolicitation Agreement that is enclosed with this Agreement (the “Restrictive Covenant Agreement”). The Executive represents that he has not used and will not use or disclose any trade secret or other proprietary right of any previous employer or any other party.
5.
Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 5.
6.
Waiver. No waiver of any of Executive’s obligations under this Agreement shall be effective unless made in writing by the Company. The failure of the Company to require Executive’s performance of any term or obligation of this Agreement, or the waiver of any breach of this Agreement, shall not prevent the Company’s subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
7.
Severability. In case any provisions (or portions thereof) contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

8.
Choice of Law and Jurisdiction. This Agreement will be deemed to be made and entered into in the Commonwealth of Massachusetts, and will in all respects be interpreted, enforced and governed under the laws of the Commonwealth of Massachusetts. Executive hereby consents to personal jurisdiction of the state and federal courts situated within Massachusetts for purposes of enforcing this Agreement, and waive any objection that Executive might have to personal jurisdiction or venue in those courts.
9.
Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Board.
10.
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.
11.
Entire Agreement; Amendment. This Agreement, together with the Restrictive Covenant Agreement and the Equity Documents, constitutes the entire agreement between the Company and Executive with respect to the subject matter hereof, and supersedes all prior agreements or understandings, both written and oral, between the Company and Executive with respect to the subject matter hereof, but does not in any way merge with or supersede any other confidentiality, assignment of inventions or other restrictive covenant agreement or obligation entered into by the Company and Executive, which agreements and obligations shall supplement, and shall not limit or be limited by, this Agreement. This Agreement may be amended only in a written agreement executed by a duly authorized officer of the Company and Executive.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

GEMINI THERAPEUTICS, INC.

By: /s/ Jason Meyenburg
Name: Jason Meyenburg

Title: President and Chief Executive Officer

/s/ Georges Gemayel
Dr. Georges Gemayel